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                                  EXHIBIT 99.1
                       Press Release issued by Registrant,
                             dated February 5, 2002


                                  PRESS RELEASE


ORLANDO, FLORIDA, FEBRUARY 5, 2002 --- U.S. Medical Group, Inc. announced today that its Board of Directors has determined that it is in the company's best interests to terminate the registration of its shares of common stock under the federal securities laws. As a result of this decision, U.S. Medical Group will no longer be required under the federal securities laws to file reports with the SEC and the stock will no longer be publicly traded on the NASDAQ OTC Bulletin Board. The Board of Directors cited the low stock price, the low volume of trading of the stock, the recent public capital market trends affecting small-cap companies and the high costs and administrative burdens associated with being a public company as being the main reasons for the decision.

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, or other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.